UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

SEPTEMBER 13, 2008

Greystone Logistics, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1613 E. 15th, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

(918) 583-7441
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 13, 2008, the Board of Directors of Greystone Logistics, Inc. (the "Company") concluded that its previously issued financial statements for the fiscal year ended May 31, 2007 should not be relied upon because of errors in those financial statements and that the Company would restate those financial statements to make the necessary accounting adjustments.  The Company's Board of Directors reached this conclusion based upon the recommendation of the Company's management and with the concurrence of the Company's independent auditors.

Effective May 31, 2008, the Company restated the above mentioned financial statements to correct an error in the application of accounting principles as a result of failing to consolidate Greystone Properties, LLC, a variable interest entity.  As a result of the error, the Company's consolidated financial statements as of and for the fiscal year ended May 31, 2007 included in its Form 10-KSB for the same period did not include the assets, liabilities, operations and cash flows of Greystone Properties, LLC.  Similarly, the Company's financial statements included in each of its quarterly reports on Form 10-QSB for fiscal years 2008 and 2007 did not include the accounts of Greystone Properties, LLC.  The Company's fiscal year 2007 financial statements included in its fiscal year 2008 Form 10-KSB were restated to correct the error in application of accounting principles.

The Company's management has discussed with Eide Bailly LLP (successor to Murrell, Hall, McIntosh & Co., PLLP), the Company's predecessor independent registered public accounting firm, the matters disclosed under Item 4.02 in this Current Report on Form 8-K.   The Company's management has also discussed with HoganTaylor LLP (formerly known as Tullius Taylor Sartain & Sartain LLP), the Company's current independent registered public accounting firm, the matters disclosed under Item 4.02 in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

Date: February 12, 2009	By:	/s/ Warren F. Kruger
Warren F. Kruger
President and Chief Executive Officer